Exhibit 99.1

EX99.1 Director Appointment

Extraction Oil & Gas, Inc. Announces the Appointment of Audrey Robertson to its Board of Directors

DENVER - September 18, 2019 - Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction”) today announced that its Board of Directors has appointed Audrey Robertson to serve as an independent member of the Company’s Board. Ms. Robertson will serve as a member of the Audit Committee. The appointment is effective immediately and now brings the number of outside independent Directors to six of the now eight-member Board.

Audrey Robertson

Ms. Robertson is a Co-Founder and CFO of Franklin Mountain Energy, LLC, a private oil & gas company operating in the core of the Delaware Basin in South East New Mexico. Previously, Ms. Robertson was a Co-Founder and Managing Partner of Copper Trail Partners, LLC, an energy private equity platform based in Denver focused on direct ownership of minerals and working interests in the Rockies. Ms. Robertson spent 13 years at Kayne Anderson Capital Advisors, L.P. and prior to that, she was an Investment Banker with Goldman, Sachs & Co.

Ms. Robertson graduated from Cornell University with a BS in Applied Economics. She also holds a Master of Accounting degree from the University of Southern California. She currently serves on the Board of the Greenline Community Development Fund, LLC and Four Boys Industries, LLC and is a Trustee of ACE Scholarships. Ms. Robertson is a Certified CPA in the State of Colorado (inactive).

Management Comment

“On behalf of the Board, I would like to welcome Audrey Robertson to our Board of Directors,” said Matt Owens, Extraction’s President and Acting CEO. “Through her esteemed career across the energy value chain, Audrey has gained extensive experience in a wide range of corporate matters including finance, business strategy and development. We look forward to working with her as Extraction continues its maturation as a public company.”

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks,

Exhibit 99.1

uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

About Extraction Oil & Gas, Inc.
Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782